Exhibit 8.1
LIST OF SUBSIDIARIES
The following is a list of the Registrant’s subsidiaries as of December 31, 2017, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Company Name	Jurisdiction of Incorporation
Amnisure International, LLC	USA
Cellestis Ltd.	Australia
MO BIO Laboratories, Inc.	USA
QIAGEN Aarhus A/S	Denmark
QIAGEN AB	Sweden
QIAGEN AG	Switzerland
QIAGEN Australia Holding Pty. Ltd.	Australia
QIAGEN Benelux B.V.	Netherlands
QIAGEN Beverly, Inc.	USA
QIAGEN China (Shanghai) Co. Ltd.	China
QIAGEN Deutschland Holding GmbH	Germany
QIAGEN Finance (Ireland) Ltd.	Ireland
QIAGEN Finance (Malta) Ltd.	Malta
QIAGEN France S.A.S.	France
QIAGEN Gaithersburg, Inc.	USA
QIAGEN GmbH	Germany
QIAGEN Hamburg GmbH	Germany
QIAGEN Inc. (Canada)	Canada
QIAGEN Inc. (USA)	USA
QIAGEN Instruments AG	Switzerland
QIAGEN K.K.	Japan
QIAGEN Lake Constance GmbH	Germany
QIAGEN Ltd.	UK
QIAGEN Manchester Ltd.	UK
QIAGEN Marseille SA	France
QIAGEN North American Holdings Inc.	USA
QIAGEN Pty. Ltd.	Australia
QIAGEN Redwood City, Inc.	USA
QIAGEN Sciences, LLC	USA
QIAGEN S.r.l.	Italy
QIAGEN U.S. Finance Holdings (Luxembourg) SARL	Luxembourg
QIAGEN U.S. Finance, Inc.	USA
QIAGEN Waltham, Inc.	USA